                                                                   EXHIBIT 23(b)


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in the registration statements of The Williams Companies, Inc. shown below of our report dated January 27, 1998 (March 3, 1998, as to Notes 2 and 16 to the MAPCO Inc. consolidated financial statements) with respect to the consolidated financial statements of MAPCO Inc., which report includes explanatory paragraphs relating to certain litigation to which MAPCO Inc. is a defendant and the change in its method of accounting for business process reengineering activities to conform to the consensus reached by the Emerging Issues Task Force in Issue No. 97-13, appearing in this Annual Report of The Williams Companies, Inc. on Form 10-K for the year ended December 31, 1998.





Form S-3:      Registration No. 333-20929
               Registration No. 333-29185
               Registration No. 333-66141

Form S-8:      Registration No. 33-36770            Registration No. 33-44381
               Registration No. 33-40979            Registration No. 33-45550
               Registration No. 33-43999            Registration No. 33-51539
               Registration No. 33-51543            Registration No. 33-51551
               Registration No. 33-51549            Registration No. 33-51547
               Registration No. 33-51545            Registration No. 33-56521
               Registration No. 33-58671            Registration No. 333-11151
               Registration No. 333-03957           Registration No. 333-33735
               Registration No. 333-40721           Registration No. 333-48945
               Registration No. 333-30095
               Registration No. 333-61597


Deloitte & Touche LLP
Tulsa, Oklahoma
March 26, 1999